UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): December 20, 2003

                                  Concero Inc.
               (Exact Name of Registrant as Specified in Charter)

                        Commission File Number 000-22327

          Delaware                                      74-2796054
 (State or Other Jurisdiction                (IRS Employer Identification No.)
      of Incorporation)

       40 Fulton Street
      New York, New York                                  10038
(Address of Principal Executive Offices)                (Zip Code)

       Registrant's Telephone Number, including area code: (212) 513-7777


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ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

      Pursuant to the Plan of Complete Liquidation, Dissolution and Distribution previously approved by Concero's board of directors and stockholders, the board of directors has unanimously resolved to declare an initial cash distribution of liquidation proceeds in an amount equal to $0.36 per share. The board of directors has fixed the close of business on December 29, 2003 as the record date for determining stockholders entitled to receive such initial cash distribution, as well as subsequent distributions, if any, of liquidation proceeds. Concero expects the company's transfer books will have been closed prior to such record date. Such initial cash distribution is expected to be paid out in January 2004.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      CONCERO INC.


                                      By: /s/ Wade E. Saadi
                                          -----------------------------------
                                          Wade E. Saadi,
                                          President, Chief Executive Officer and
                                          Secretary

Date: December 20, 2003


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